Exhibit 23.3

CONSENT OF WESTERN WATER CONSULTANTS, INC.

We hereby consent to the incorporation by reference of any mineral resource and other analyses performed by us in our capacity as an independent consultant to Ur-Energy Inc. (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 in this Registration Statement on Form S-3, or in any prospectuses or amendments or supplements thereto.

WESTERN WATER CONSULTANTS, INC.,
Date: July 24, 2017	d.b.a. WWC ENGINGEERING

/s/ Benjamin J. Schiffer
Benjamin J. Schiffer, Senior Geologist